UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2009

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 19, 2009, Forest City Enterprises, Inc. (the "Company") issued a press release providing updates on the modification and renewal of its revolving credit facility and other financing activity.

On October 19, 2009, the Company also issued a press release announcing that, subject to market and other conditions, it intends to offer $175 million aggregate principal amount of its Convertible Senior Notes due 2016 (the "Notes") to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The company also announced that it expects to grant the initial purchasers a 13 day option to purchase up to an additional $25 million aggregate principal amount of the notes to cover overallotments, if any.

A copy of these press releases are filed as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press Release of Forest City Enterprises, Inc. Dated October 19, 2009.
99.2 Press Release of Forest City Enterprises, Inc. Dated October 19, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

October 19, 2009	By:	/s/ Robert G. O'Brien

Name: Robert G. O'Brien
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Forest City Enterprises, Inc. Dated October 19, 2009.
99.2	Press Release of Forest City Enterprises, Inc. Dated October 19, 2009.